EXHIBIT 1

                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                )           Chapter 11
                                     )
SLM INTERNATIONAL, INC.,             )           Case No. 95-1313 (HSB)
                                     )
                 and                 )                      and
                                     )
SPORT MASKA INC.,                    )            Case No. 95-1314 (HSB)
                                     )
                 and                 )                      and
                                     )
MASKA U.S., INC.,                    )           Case No. 95-1315 (HSB)
                                     )
                and                  )                      and
                                     )
#1 APPAREL, INC.,                    )           Case No. 95-1316 (HSB)
                                     )
                and                  )                      and
                                     )
#1 APPAREL CANADA INC.,              )            Case No. 95-1317 (HSB)
                                     )
                and                  )                      and
                                     )
ST. LAWRENCE MANUFACTURING           )
CANADA INC.,                         )           Case No. 95-1318 (HSB)
                                     )
                and                  )                      and
                                     )
MITCHEL & KING SKATES LIMITED,       )           Case No. 95-1319 (HSB)
                                     )
                Debtors.             )

                       FIRST AMENDED JOINT CHAPTER 11 PLAN
                                  (AS MODIFIED)

                          DATED AS OF NOVEMBER 12, 1996

KASOWITZ, BENSON, TORRES                    YOUNG, CONAWAY, STARGATT
 & FRIEDMAN LLP                              & TAYLOR
David M. Friedman                           Laura Davis Jones
David S. Rosner                             Robert S. Brady
Adam L. Shiff                               Mark I. Duedall
1301 Avenue of the Americas                 Rodney Square North, P.O. Box 391
New York, New York 10019                    Wilmington, Delaware 19899
(212) 506-1700                              (302) 571-6600

                                TABLE OF CONTENTS

                                                                        Page
                                    ARTICLE I                           ----

RULES OF CONSTRUCTION AND DEFINITIONS ...............................   A-1
1.A.    Rules of Construction .......................................   A-1
1.B.    Definitions .................................................   A-1

                                   ARTICLE II

ADMINISTRATIVE AND PRIORITY TAX CLAIMS ..............................   A-8
2.A.    Administrative Claims .......................................   A-8
2.B.    Priority Tax Claims .........................................   A-8

                                   ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS .......................   A-8
3.A.    Summary .....................................................   A-8
3.B.    Voting ......................................................   A-9

                                   ARTICLE IV

TREATMENT OF CLAIMS OR ALLOWED INTERESTS ............................   A-9
4.A.    Class 1. Priority Non-Tax Claims ............................   A-9
4.B.    Class 2. Lender Claims ......................................   A-9
4.C.    Class 3. Other Secured Claims ...............................   A-9
4.D.1.  Class 4. Fleet Claims .......................................   A-9
4.D.2.  Class 4A. NHLE Claims .......................................   A-9
4.E.    Class 5. Vermont Environmental Claims .......................   A-10
4.F.    Class 6. Senior Note Claims .................................   A-10
4.G.    Class 7. Maska U.S. Unsecured Claims ........................   A-10
4.H.    Class 8. Non-Maska Unsecured Claims .........................   A-11
4.I.    Class 9. SLMI Common Stock Interests ........................   A-11
4.J.    Class 10. SLMI Other Equity Interests .......................   A-12


                                    ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN .................................   A-12
5.A.    Voting ......................................................   A-12
5.B.    Classes Entitled to Vote ....................................   A-12
5.C.    Acceptance by Impaired Classes ..............................   A-12
5.D.    Nonconsensual Confirmation ..................................   A-12

                                   ARTICLE VI

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS .........................   A-12
6.A.    Objections to and Estimation of Claims; Prosecution
          of Disputed Claims ........................................   A-12
6.B.    Payments and Distribution on Disputed Claims ................   A-13
6.C.    Reserves for Disputed Claims ................................   A-13

                                   ARTICLE VII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............................   A-14
7.A.    Executory Contracts and Unexpired Leases ....................   A-14
7.B.    Claims Based on Rejection of Executory Contracts or
          Unexpired Leases ..........................................   A-14
7.C.    Assumed Contracts and Leases ................................   A-14
7.D.    Pre-Petition Date Compensation and Benefit Programs .........   A-14

                                  ARTICLE VIII

IMPLEMENTATION AND MEANS OF CONSUMMATING OF THE PLAN ................   A-15
8.A.    Substantive Consolidation ...................................   A-15
8.B.    Reservation of Rights .......................................   A-15
8.C.    Cancellation of Existing Securities and Agreements ..........   A-15
8.D.    Surrender of Instruments ....................................   A-15

                                   ARTICLE IX

PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS ..........   A-16
9.A.    General .....................................................   A-16
9.B.    Directors and Officers of Reorganized Debtors ...............   A-16
9.C.    Charter and By-Laws .........................................   A-16
9.D.    Issuance of New Securities ..................................   A-16
9.E.    Registration Exemption For New Securities ...................   A-17
9.F.    Corporate Action ............................................   A-17


                                    ARTICLE X

DISTRIBUTIONS .......................................................   A-17
10.A.   Disbursing Agent ............................................   A-17
10.B.   Subsequent Distributions ....................................   A-17
10.C.   Setoffs .....................................................   A-17
10.D.   Distribution of Unclaimed Property ..........................   A-17
10.E.   Fractional Interests ........................................   A-18
10.F.   Form of Payment .............................................   A-18

                                   ARTICLE XI

EFFECTIVENESS OF THE PLAN ...........................................   A-18
11.A.   Conditions Precedent to Confirmation ........................   A-18
11.B.   Conditions Precedent to the Effective Date ..................   A-18
11.C.   Effect of Failure of Conditions .............................   A-18

                                   ARTICLE XII

EFFECTS OF CONFIRMATION .............................................   A-19
12.A.   Revesting of Assets .........................................   A-19
12.B.   Discharge ...................................................   A-19
12.C.   Release .....................................................   A-19
12.D.   Injunction ..................................................   A-20
12.E.   Exculpation .................................................   A-20
12.F.   Indemnification .............................................   A-20
12.G.   Post-Petition Date Compensation and Benefit Programs ........   A-21
12.H.   Rights of Action ............................................   A-21
12.I.   Settlement ..................................................   A-21

                                  ARTICLE XIII

MODIFICATION OF THE PLAN ............................................   A-22

                                   ARTICLE XIV

RETENTION OF JURISDICTION ...........................................   A-22
14.A.   Claims. .....................................................   A-22
14.B.   Estimation. .................................................   A-22
14.C.   Assumption/Rejection. .......................................   A-22
14.D.   Adversary Proceedings. ......................................   A-22
14.E.   Modifications. ..............................................   A-22
14.F.   Dispute Resolution. .........................................   A-22

14.G.   Plan. .......................................................   A-22
14.H.   Compensation. ...............................................   A-22
14.I.   Distributions. ..............................................   A-22
14.J.   Assets. .....................................................   A-22
14.K.   Taxes. ......................................................   A-22
14.L.   Final Decree. ...............................................   A-22

                                   ARTICLE XV

MISCELLANEOUS PROVISIONS ............................................   A-23
15.A.   Payment of Statutory Fees ...................................   A-23
15.B.   Plan Binding on All Persons .................................   A-23
15.C.   Fees and Expenses ...........................................   A-23
15.D.   Committees ..................................................   A-23
15.E.   Shelf Registration ..........................................   A-23
15.F.   Headings ....................................................   A-23
15.G.   Notices .....................................................   A-23
15.H.   Governing Law ...............................................   A-24
15.I.   Saturday, Sunday, or Legal Holiday ..........................   A-24
15.J.   Filing of Additional Documents ..............................   A-24
15.K.   Plan Controls ...............................................   A-24
15.L.   Withholding and Reporting Requirements ......................   A-24
15.M.   Section 1146 Exemption ......................................   A-24
15.N.   Deemed Purchase of Issued New Common Stock ..................   A-25
15.O.   Reservation of Rights .......................................   A-25

     SLM International Inc., Sport Maska Inc., Maska U.S., Inc., #1 Apparel Inc., #1 Apparel Canada Inc., St. Lawrence Manufacturing Canada Inc. and Mitchel & King Skates Limited, the above-captioned debtors and debtors-in-possession, hereby jointly propose the following First Amended Joint Plan of Reorganization (As Modified) for the Debtors pursuant to section 1121(a), title 11, United States Code:

                                    ARTICLE I
                      RULES OF CONSTRUCTION AND DEFINITION

   1.A. Rules of Construction

     1.A.1. Unless otherwise provided or separately defined in this Plan, capitalized terms shall have the meanings set forth in section B of this Article.

     1.A.2. Any capitalized term used in this Plan that is not defined in section B of this Article shall have the meaning ascribed to such term, if any, in the Bankruptcy Code.

     1.A.3. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the construction of this Plan. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     1.A.4. For the purposes of the Plan, wherever the Plan provides that a payment or distribution shall occur "on" any date, it shall mean "on, or as soon as reasonably practicable after" such date, provided however, that any such payment or distribution shall be made no later than fifteen (15) Business Days after the date on which it is to occur, and, provided, further, that any payment or distribution to be made on the Effective Date shall actually be made on the Effective Date.

     1.A.5. The meanings below and in the Bankruptcy Code shall apply equally to the singular, plural and possessive forms and masculine, feminine and neuter genders of the defined terms.

     1.A.6. All of the following definitions are intended to be and are part of the substantive provisions of this Plan and have the same force and effect as any other provision of this Plan.

     1.B. Definitions

     1.B.1. "#1 Apparel" means #1 Apparel, Inc., a Delaware corporation.

     1.B.2. "Adequate Protection Orders" means, collectively (i) that certain Interim Stipulation and Order Authorizing the Debtors to Use Cash Collateral and Granting Adequate Protection, (ii) that certain Final Stipulation and Order Authorizing the Debtors to Use Cash Collateral and Granting Adequate Protection, as amended from time to time, and (iii) that certain Amended and Restated Final Stipulation and Order Authorizing the Debtors to use Cash Collateral and Granting Adequate Protection, as amended from time to time.

     1.B.3. "Administrative Claim" means any claim against any of the Debtors
(i) constituting a cost or expense of administration of the Debtors' Cases incurred on or after the Petition Date and allowable under section 503(b) of the Bankruptcy Code and (ii) any fees or charges assessed against the Debtors' Estates under section 1930, chapter 123, title 28, United States Code.

     1.B.4. "Affiliate Leases" means those certain leases for non-residential real property, which are identified on an Exhibit to the Disclosure Statement.

     1.B.5. "Affiliated Debtors" means Smedley Industries Inc., The Toy Factory, Inc. and Consumer InfoMarketing, Inc., each a reorganized debtor in a jointly administered case under chapter 11 of the Bankruptcy Code, pending with the Court at case no. 95-235 (HSB), for which a joint chapter 11 plan was confirmed pursuant to an order of the Court dated October 3, 1996.

     1.B.6. "Allowed Administrative Claim" means an Administrative Claim that is or becomes an Allowed Claim.

     1.B.7. "Allowed Claim" means any Claim against any of the Debtors that is scheduled by the Debtors as not disputed, contingent or unliquidated; or proof of which has been filed timely and properly with the Bankruptcy Court and, in either case, any Claim (a) as to which no objection has been interposed on or before any applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court or this Plan; or (b) as to which an objection has been interposed and such Claim has been allowed by a Final Order of the Bankruptcy Court, but only to the extent such Claim has been so allowed.

     1.B.8. "Allowed Fleet Claim" means a Fleet Claim that is or becomes an Allowed Claim.

     1.B.9. "Allowed Lender Claim" means a Lender Claim as allowed pursuant to the Settlement.

     1.B.10. "Allowed Maska U.S. Unsecured Claim" means a Maska U.S. Unsecured Claim that is or becomes an Allowed Claim.

     1.B.11. "Allowed NHLE Claims" means an NHLE Claim that is or becomes an Allowed Claim.

     1.B.12. "Allowed Non-Maska Unsecured Claim" means a Non-Maska Unsecured Claim that is or becomes an Allowed Claim.

     1.B.13. "Allowed Other Secured Claim" means an Other Secured Claim that is or becomes an Allowed Claim.

     1.B.14. "Allowed Priority Non-Tax Claim" means a Priority Non-Tax Claim that is or becomes an Allowed Claim.

     1.B.15. "Allowed Priority Tax Claim" means a Priority Tax Claim that is or becomes an Allowed Claim.

     1.B.16. "Allowed SLMI Common Stock Interest" means an SLMI Common Stock Interest as of the Record Date.

     1.B.17. "Allowed Senior Note Claim" means a Senior Note Claim as allowed pursuant to the Settlement.

     1.B.18. "Allowed Unsecured Claim" means an Unsecured Claim that is or becomes an Allowed Claim.

     1.B.19. "Allowed Vermont Environmental Claim" means the Vermont Environmental Claim as allowed pursuant to the Final Order approving the Vermont Environmental Consent Decree.

     1.B.20. "Amended SLMI By-Laws" means the amended and restated by-laws of SLMI, in form and substance satisfactory to the Lenders and the Committee, which shall become effective on the Effective Date.

     1.B.21. "Amended SLMI Certificate of Incorporation" means the amended and restated Certificate of Incorporation of SLMI, in form and substance satisfactory to the Lenders and the Committee, which shall become effective on the Effective Date.

     1.B.22. "Apparel Canada" means #1 Apparel Canada Inc., a Canadian corporation.

     1.B.23. "Assumption List" means a list, if any, filed by the Debtors (with the consent of the Lenders and the Committee) not less than ten (10) days prior to the Confirmation Hearing setting forth the leases and contracts the Debtors are assuming under this Plan pursuant to section 365 of the Bankruptcy Code and the cure amounts, if any, to be paid in respect of each such executory contract and lease, which Assumption List shall be served upon the non-Debtor party to each lease or contract described therein.

     1.B.24. "Authorized New Common Stock" means the fifteen (15) million shares of common stock, $.01 par value, to be authorized by Reorganized SLMI pursuant to this Plan and the Amended SLMI Certificate of Incorporation, and which, as of the Effective Date, will represent one hundred percent (100%) of the authorized voting common stock of Reorganized SLMI.

     1.B.25. "Available Cash" means all cash in the possession or under the control of the Debtors on the Effective Date, including all cash which may be available for borrowing and distribution pursuant to the Plan under the New Working Capital/Term Debt Facility but excluding (i) cash in a deposit account that is securing letters of credit issued to John A. Sarto and Richard S. Levy, and (ii) cash held in a segregated escrow account on account of indemnification obligations arising out of the sale of the Debtors' core caps business, less an amount equal to the sum of (a) an amount reasonably necessary to fund the Reorganized Debtors' post-Effective Date working capital requirements, (b) the amount necessary to make all of the cash distributions to be made on the Effective Date on account of Administrative Claims, Priority Claims, Other Secured Claims, Fleet Claims, and cure amounts necessary to cure monetary defaults on all leases and contracts to be assumed pursuant to the Plan, (c) the amount of cash necessary to be reserved on account of any such Claims which are Disputed Claims and (d) an amount equal to the reasonably estimated fees and expenses of the Debtors' and the Committee's professionals through the Effective Date.

     1.B.26. "Ballot" means the ballot, the form of which has been approved by the Bankruptcy Court, provided to each holder of a Claim entitled to vote to accept or to reject the Plan, other than those required to vote by use of a Master Ballot.

     1.B.27. "Bankruptcy Code" means title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as in effect on the Petition Date and as amended after the Petition Date to the extent applicable to the Debtors' Cases.

     1.B.28. "Bankruptcy Court" or "Court" means the United States Bankruptcy Court for the District of Delaware, including the United States Bankruptcy Judge presiding over the Debtors' Cases, and to the extent it is necessary and appropriate for jurisdiction to be exercised by the United States District Court for the District of Delaware, including the United States District Judges, this definition shall include same.

     1.B.29. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure (Fed.R.Bankr.Proc. 1001 et seq.) as in effect on the Petition Date and as amended after the Petition Date to the extent applicable to the Debtors' Cases, including local rules of the Bankruptcy Court.

     1.B.30. "Board of Directors" means the board of directors of the Debtor identified by the context in which the term is used.

     1.B.31. "Business Day" means a day on which commercial banks are not required or authorized to be closed in the City of New York.

     1.B.32. "Cases" means all of the cases under chapter 11 of the Bankruptcy Code, commenced by the Debtors, styled "In re SLM International Inc., et al." and being jointly administered in the Bankruptcy Court under case number 95-1313
(HSB).

     1.B.33. "Cash Option" means the option afforded to each holder of an Allowed Maska U.S. Unsecured Claim, an Allowed Non-Maska Unsecured Claim or an Allowed NHLE Claim pursuant to Sections 4.D.2(2), 4.G.3 and 4.H.3. of this Plan to receive cash in lieu of shares of Issued New Common Stock that would otherwise have been distributed to such holder on the Effective Date.

     1.B.34. "Claim" means any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, disputed, undisputed, secured or unsecured.

     1.B.35. "Claimant" means the holder of a Claim on the Effective Date.

     1.B.36. "Class" means a category of holders of Claims or Equity Interests as established pursuant to Article III of the Plan.

     1.B.37. "Committee" means the Official Committee of Unsecured Creditors appointed in the Cases pursuant to section 1102 of the Bankruptcy Code.

     1.B.38. "Confirmation" means entry by the Bankruptcy Court or other court of competent jurisdiction of the Confirmation Order.

     1.B.39. "Confirmation Date" means the date on which the Bankruptcy Court or other Court of competent jurisdiction enters the Confirmation Order.

     1.B.40. "Confirmation Hearing" means the hearing before the Bankruptcy Court on Confirmation of this Plan.

     1.B.41. "Confirmation Order" means the order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of the Bankruptcy Code, which shall be in form and substance satisfactory to the Lenders and the Committee.

     1.B.42. "Credit Agreement" means that certain Loan and Security Agreement dated as of December 3, 1992, among SLMI, Smedley Industries, Inc. (f/k/a Buddy L, Inc.), SLM Canada, Sport Maska, Maska U.S., Smedley (Hong Kong) Limited (f/k/a Buddy L (Hong Kong) Limited), M&K, The Toy Factory, Inc., Consumer InfoMarketing, Inc., Buddy L St. Thomas, Inc., #1 Apparel, Apparel Canada and Fleet Credit Corporation, as Agent for itself and for all other entities making loans thereunder, and IBJ Schroder Bank and Trust Company as successor Agent, as amended through the date hereof, and all documents, instruments, agreements, certificates and orders executed or delivered in connection therewith, all as amended through the date hereof.

     1.B.43. "Debtor" or "Debtors" means, individually or collectively (as applicable), (i) SLM International, Inc., a Delaware corporation, the debtor and debtor in possession in Case no. 95-1313, (ii) Sport Maska Inc., a Canadian corporation, the debtor and debtor in possession in Case no. 95-1314, (iii) Maska U.S., Inc., a Vermont corporation, the debtor and debtor in possession in Case no. 95-1315, (iv) #1 Apparel, Inc., a Delaware corporation, the debtor and debtor in possession in Case no. 95-1316, (v) #1 Apparel Canada Inc., a Canadian corporation, the debtor and debtor in possession in Case no. 95-1317, (vi) St. Lawrence Manufacturing Canada Inc., a Canadian corporation, the debtor and debtor in possession in Case no. 95-1318, and (vii) Mitchel & King Skates Limited, an English corporation, the debtor and debtor in possession in Case no. 95-1319.

     1.B.44. "Debtors in Possession" means the Debtors as debtors in possession in the Cases.

     1.B.45. "Disbursing Agent" means the bank, trust company, corporation, other organization or person, if any, selected by the Debtors or the Reorganized Debtors, and approved by the Lenders and the Committee, to make distributions under and in accordance with the Plan.

     1.B.46. "Disclosure Statement" means the First Amended Joint Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code (As Modified), either in its present form or as it may be altered, amended, supplemented or modified from time to time prior to the entry of an order approving same.

     1.B.47. "Disputed Claim" means any Claim, including any Administrative Claim, that is listed on any of the Debtors' Schedules as, or proof of which is filed as, disputed, unliquidated or contingent, or as to which a proof of claim designating such Claim as liquidated in amount and not contingent was not timely and properly filed, or as to which any party in interest has interposed a timely objection (including an objection disputing the characterization of a Claim as secured or unsecured) in accordance with the Plan, the Bankruptcy Code or the Bankruptcy Rules, which objection has not been withdrawn or determined by Final Order.

     1.B.48. "Disputed Maska U.S. Unsecured Claim" means a Maska U.S. Unsecured Claim that is a Disputed Claim.

     1.B.49. "Disputed Non-Maska Unsecured Claim" means a Non-Maska Unsecured Claim that is a Disputed Claim.

     1.B.50. "Effective Date" means the first Business Day after the date on which the conditions specified in Article XI.B. of the Plan are either satisfied or waived and on which no stay of the Confirmation Order is in effect.

     1.B.51. "Equity Interests" means any equity interest in any of the Debtors, including common stock, preferred stock, warrants, options or other rights to acquire equity interests in any of the Debtors.

     1.B.52. "Estates" means the estates created in the Cases pursuant to section 541 of the Bankruptcy Code.

     1.B.53. "Final Distribution Date" means the date on which the last distribution is made to Claimants and holders of Equity Interests pursuant to the Plan.

     1.B.54. "Final Order" means an order of a court as to which (a) any appeal that has been taken has been determined finally or dismissed and such order has not been reversed, stayed, modified or amended, (b) the time for appeal has expired and no timely appeal has been filed, or (c) the time for appeal has expired and no motion or similar pleading having the effect of tolling or otherwise extending the time to file an appeal has been filed and not yet determined.

     1.B.55. "Fleet Claims" means any and all Claims of Fleet Credit Corporation other than Claims arising under the Credit Agreement.

     1.B.56. "Incentive Plan" means that certain management incentive plan approved by Final Order dated August 21, 1996, pursuant to which the Debtors were authorized to grant to certain members of management up to 75,000 shares of Authorized New Common Stock upon meeting certain financial performance criteria for fiscal year 1996.

     1.B.57. "Issued New Common Stock" means the 6.5 million shares of Authorized New Common Stock (as adjusted to take account of fractional interests pursuant to Section 10.E of the Plan) to be issued by Reorganized SLMI pursuant to this Plan.

     1.B.58. "Lender Agent" means the agent for the Lenders under the Credit Agreement.

     1.B.59. "Lender Claims" means any Claim arising pursuant to the Credit Agreement.

     1.B.60. "Lenders" means Cerberus Partners, L.P., D.K. Acquisition Partners, L.P., Merrill Lynch, Pierce Fenner & Smith, Inc., Pearl Street, L.P., Chase Securities, Inc., and Silver Oak Capital, L.L.C., and each of their respective successors and assigns.

     1.B.61. "M & K" means Mitchel & King Skates Limited, an English corporation.

     1.B.62. "Maska U.S." means Maska U.S., Inc., a Vermont corporation.

     1.B.63. "Maska U.S. Product Amount" means the product of 56.551833% multiplied by the sum of the then Allowed and Disputed Maska U.S. Unsecured Claims.

     1.B.64. "Maska U.S. Unsecured Claim" means any Unsecured Claim (other than a Senior Note Claim) against Maska U.S.

     1.B.65. "Master Ballot" means the document approved by the Bankruptcy Court to be used in voting on the Plan that must be executed and delivered by a brokerage firm or other record holder of SLMI Common Stock Interests that is not also the beneficial owner of such SLMI Common Stock Interest.

     1.B.66. "New Senior Note Indenture" means that certain trust indenture governing the New Senior Secured Notes dated as of the Effective Date, in form and substance satisfactory to the Lenders and the Committee.

     1.B.67. "New Senior Secured Notes" means the 14% Senior Secured Notes to be issued by SLMI pursuant to the New Senior Note Indenture, dated as of the Effective Date, in form and substance satisfactory to the Lenders and the Committee.

     1.B.68. "New Warrants" means the five-year warrants to purchase up to 300,000 shares of Authorized New Common Stock to be issued by Reorganized SLMI to holders of SLMI Common Stock Interests pursuant to Article IV. of the Plan, dated as of the Effective Date, in form and substance satisfactory to the Debtors, the Lenders and the Committee.

     1.B.69. "New Working Capital/Term Debt Facility" means a debt facility to be entered into by the Reorganized Debtors with one or more financial institutions effective as of the Effective Date, in form and substance satisfactory to the Lenders and the Committee, to fund the Reorganized Debtors' post-Effective Date working capital requirements and to provide financing to fund certain cash payments required by the Plan including, without limitation, distributions to holders of Allowed Lender Claims.

     1.B.70. "NHLE" means any or all of NHL Enterprises BV, NHL Enterprises Canada Inc., NHL Enterprises, Inc., or any affiliate of any of the foregoing.

     1.B.71. "NHLE Claims" means any and all Claims and/or Administrative Claims of the NHLE including any Claims and/or Administrative Claims incident to the Debtors' assumption of the licenses with NHLE pursuant to this Plan and arising from the Debtors' alleged infringement of any of the NHLE's property, but excluding Administrative Claims representing post-Petition Date liabilities arising in the ordinary course under the licenses with the NHLE and remaining unpaid.

     1.B.72. "Non-Maska Product Amount" means the product of 31.916367% multiplied by the sum of the then Allowed and Disputed Non-Maska Unsecured Claims.

     1.B.73. "Non-Maska Unsecured Claim" means any Unsecured Claim (other than a Senior Note Claim) against any of the Debtors other than Maska U.S.

     1.B.74. "Noteholders" means the purchasers of the notes issued pursuant to the Note Purchase Agreements, and each of their respective successors and assigns.

     1.B.75. "Note Purchase Agreements" means those certain Note Purchase Agreements, dated February 15, 1994, and any and all documents, instruments, agreements and certificates executed or delivered in connection therewith all as amended through the date hereof.

     1.B.76. "Ordinary Course Order" means that certain Order Authorizing Retention and Compensation of Professionals Utilized by Debtors in the Ordinary Course of Business dated March 6, 1996.

     1.B.77. "Other Secured Claims" means that portion of a Claim (including a Claim for taxes), other than Lender Claims, Fleet Claims, Senior Note Claims or any Claim eliminated pursuant to the substantive consolidation of the Debtors' Estates effectuated by this Plan, that is secured in accordance with section 506(a) of the Bankruptcy Code.

     1.B.78. "Petition Date" means October 24, 1995.

     1.B.79. "Plan" means this First Amended Joint Chapter 11 Plan (As Modified), either in its present form or as it may be altered, amended or modified from time to time with the approval of the Lenders and the Committee, and in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

     1.B.80. "Present Management" means any or all of the individuals serving or having served during the Cases as directors, officers, employees, agents or representatives for any of the Debtors.

     1.B.81. "Priority Claim" means that portion of a Claim that is entitled to priority under sections 507(a)(2), (3), (4), (5), (6), (7), (8) or (9) of the
Bankruptcy Code.

     1.B.82. "Priority Non-Tax Claim" means any Priority Claim against any of the Debtors, other than a Priority Tax Claim.

     1.B.83. "Priority Tax Claim" means that portion of a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code but excludes that portion of a Claim to the extent of an Other Secured Claim.

     1.B.84. "Pro Rata" means, as the context may dictate, either (i) the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed and Disputed Claims in such Class, or (ii) the ratio of the amount of an Allowed Claim or Equity Interest in a particular class to the aggregate amount of all Allowed Claims or Equity Interests in such Class.

     1.B.85. "Product Amount Sum" means the sum of the Maska U.S. Product Amount, the Non-Maska Product Amount and the Senior Note Product Amount.

     1.B.86. "Record Date" means the date the Bankruptcy Court enters an order approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

     1.B.87. "Rejection List" means a list, if any, filed by the Debtors not less than ten (10) days prior to the Confirmation Hearing setting forth the leases and contracts the Debtors are rejecting under this Plan pursuant to section 365 of the Bankruptcy Code, (with the consent of the Lenders and the Committee), including the Affiliate Leases, which the Committee, with the consent of the Lenders direct the Debtors to reject, which Rejection List shall be served upon the non-Debtor party to each lease or contract described therein.

     1.B.88. "Reorganized Board of Directors" means the board of directors of the Reorganized Debtor identified by the context in which the term is used.

     1.B.89. "Reorganized Debtors" means the Debtors or any successor thereto by merger, consolidation, or otherwise, on or after the Effective Date.

     1.B.90. "Reorganized SLMI" means SLMI, a Delaware corporation, on and after the Effective Date.

     1.B.91. "Reorganized Subsidiaries" means the Subsidiary Debtors on and after the Effective Date.

     1.B.92. "Reserved Shares" has the meaning set forth in Section 6.C.2. of this Plan.

     1.B.93. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed with the Bankruptcy Court by each of the Debtors pursuant to section 521 of the Bankruptcy Code.

     1.B.94. "Senior Note Claims" means the Claims asserted by the Noteholders against each of the Debtors in the aggregate principal amount of $75,000,000 (plus interest, fees, make-whole amounts, costs and expenses) by virtue of the Note Purchase Agreements.

     1.B.95. "Senior Note Product Amount" means $32,235,535.

     1.B.96. "Settlement" means the compromises and settlements of the causes of action and disputes set forth in Section 12.I. hereof.

     1.B.97. "Shareholder Settlement Approval Order" means that certain Order Pursuant To Section 363 Of The Bankruptcy Code And Federal Rule Of Bankruptcy Procedure 9019(a) Approving The Compromise And Settlement Of Securities Litigation And Authorizing The Debtors To Use Property Of The Estate In Connection Therewith, dated July 22, 1996 and entered on the docket of the Bankruptcy Court on July 23, 1996.

     1.B.98. "Shelf Registration Statement" means one or more "shelf" registration statement(s) filed by Reorganized SLMI on any appropriate form pursuant to the Securities Act of 1933, as amended, and/or any similar rule that may be adopted by the Securities and Exchange Commission.

     1.B.99. "SLM Canada" means St. Lawrence Manufacturing Canada Inc. (f/k/a Buddy L Canada Inc.), a Canadian corporation.

     1.B.100. "SLMI" means SLM International, Inc., a Delaware corporation.

     1.B.101. "SLMI Common Stock Interests" means the Equity Interests in SLMI represented by the approximately 18,859,679 issued and outstanding shares of common stock as of the Petition Date and the 1,000,000 shares of common stock issued or to be issued pursuant to that certain Order and Final Judgment entered on July 23, 1996 by the United States District Court for the Southern District of New York in Master File No. 94 Civ. 3327 (RLC).

     1.B.102. "SLMI Other Equity Interests" means all Equity Interests in SLMI other than the SLMI Common Stock Interests.

     1.B.103. "SLMI's Old Certificate of Incorporation" means SLMI's existing certificate of incorporation, as amended or restated prior to the Effective Date.

     1.B.104. "Sport Maska" means Sport Maska Inc., a Canadian corporation.

     1.B.105. "Subsequent Distribution Date" means the date which is three (3) months after the Effective Date and the same date of each third (3rd) month thereafter until the Final Distribution Date.

     1.B.106. "Subsidiary Stock" means all Equity Interests in the Subsidiary Debtors.

     1.B.107. "Subsidiary Debtors" means all of the Debtors other than SLMI.

     1.B.108. "Substantive Consolidation Motion" means that certain Motion For An Order Pursuant To Section 105(a) Of The Bankruptcy Code Substantively Consolidating The Assets And Liabilities Of The Debtors, dated October 24, 1995.

     1.B.109. "Tax Code" means the Internal Revenue Code of 1986, as amended.

     1.B.110. "Trust Indenture Act" means title 15 of the United States Code (15 U.S.C. ss.ss. 77aaa et seq.) as in effect on the Effective Date.

     1.B.111. "Unsecured Claim" means any Claim (including a Senior Note Claim), other than (i) an Administrative Claim, (ii) an Other Secured Claim, (iii) a Priority Claim, (iv) a Fleet Claim, (v) a Vermont Environmental Claim, (vi) a Lender Claim, (vii) an NHLE Claim or (viii) any Claim eliminated pursuant to the substantive consolidation of the Debtors' Estates effectuated by this Plan.

     1.B.112. "Vermont Environmental Claims" means any Claims arising pursuant to that certain Vermont Environmental Consent Decree.

     1.B.113. "Vermont Environmental Consent Decree" means that certain Consent Order entered on June 20, 1996 against Maska U.S. by the Washington Superior Court for Washington County, Vermont in docket no. 262-5-96.

     1.B.114. "34 Act" means the Securities Exchange Act of 1934, as amended.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

     2.A. ADMINISTRATIVE CLAIMS. Administrative Claims are unclassified under the Plan. Each holder of an Allowed Administrative Claim, at the option of the Debtors with the approval of the Lenders and the Committee, or the Reorganized Debtors shall receive either (i) the full amount of its Allowed Administrative Claim in cash on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Claim or (ii) treatment on such other terms as mutually agreed to by the holder of an Allowed Administrative Claim and the Debtors, with the approval of the Lenders and the Committee, or the Reorganized Debtors; provided, however, that Allowed Administrative Claims representing post-Petition Date liabilities incurred in the ordinary course of business by the Debtors shall be paid as they become due in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto; provided, further, that interim and/or final payment of Allowed Administrative Claims approved or authorized by the Court shall be paid in accordance with such Court approval. On or before five
(5) days prior to the Effective Date, each retained professional (other than professionals retained pursuant to the Ordinary Course Order) shall submit to the Debtors, the Committee and the Lenders a good faith estimate of anticipated fees and expenses that it expects to incur through the Effective Date.

     2.B. PRIORITY TAX CLAIMS. Priority Tax Claims are unclassified under the Plan. In full satisfaction, payment and discharge of its Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive payment of its Allowed Priority Tax Claim, at the option of the Debtors, with the approval of the Lenders and the Committee, or the Reorganized Debtors, either (i) in cash on the later of the Effective Date and the date on which such Priority Tax Claim becomes an Allowed Claim, (ii) in annual cash payments commencing on the first anniversary of the date of the assessment of such Allowed Priority Tax Claim over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to the allowed amount of such Allowed Priority Tax Claim or (iii) on such other terms as mutually agreed to by the holder of an Allowed Priority Tax Claim and the Debtors, with the approval of the Lenders and the Committee, or the Reorganized Debtors.

                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTEREST

     3.A. SUMMARY. The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes including voting, Confirmation and distribution pursuant to the Plan. A Claim or Equity Interest is classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of the Class and is classified in a different Class to the extent such Claim or Equity Interest qualifies within the description of that different Class.

                 Class                                  Status
                 -----                                  ------
Class  1:    Priority Non-Tax Claims          Unimpaired. Not entitled to vote.

Class  2:    Lender Claims                    Impaired. Entitled to vote.

Class  3:    Other Secured Claims             Unimpaired. Not entitled to vote.

Class  4:    Fleet Claims                     Impaired. Entitled to vote.

Class  4A:   NHLE Claims                      Impaired. Entitled to vote.

Class  5:    Vermont Environmental Claims     Unimpaired. Not entitled to vote.

Class  6:    Senior Note Claims               Impaired. Entitled to vote.

Class  7:    Maska U.S. Unsecured Claims      Impaired. Entitled to vote.

Class  8:    Non-Maska Unsecured Claims       Impaired. Entitled to vote.

Class  9:    SLMI Common Stock Interests      Impaired. Entitled to vote.

Class 10:    SLMI Other Equity Interests      Impaired. Deemed to reject.

     3.B. VOTING. Claims classified in Classes 2, 4, 4A, 6, 7 and 8 and Equity Interests classified in Class 9 are impaired and receiving distributions under the provisions of this Plan. The Debtors are soliciting acceptances to the Plan from holders of Claims or Equity Interests as of the Record Date in such Classes. Claims in Classes 1, 3 and 5 are unimpaired under the provisions of the Plan and are deemed to have accepted the Plan. Equity Interests in Class 10 are impaired and are not receiving distributions under the Plan and accordingly are deemed to reject the Plan.

                                   ARTICLE IV

                    TREATMENT OF CLAIMS OR ALLOWED INTERESTS

     4.A. CLASS 1. PRIORITY NON-TAX CLAIMS

     1. Classification: Class 1 consists of all Priority Non-Tax Claims.

     2. Treatment: In full satisfaction, payment and discharge of its Priority Non-Tax Claim, each holder of an Allowed Priority Non-Tax Claim shall be paid, at the option of the Debtors with the approval of the Lenders and the Committee, or the Reorganized Debtors either (i) the amount of its Allowed Priority Non-Tax Claim, in cash, on the later of the Effective Date or the date on which such Priority Non-Tax Claim becomes an Allowed Claim or (ii) on such other terms as mutually agreed to by the holder of an Allowed Priority Non-Tax Claim and the Debtors, with the approval of the Lenders and the Committee, or the Reorganized Debtors. Class 1 is unimpaired and the holders of Priority Non-Tax Claims are deemed to accept the Plan.

     4.B. CLASS 2. LENDER CLAIMS

     1. Classification: Class 2 consists of all Lender Claims.

     2. Treatment: In full satisfaction, payment and discharge of the Lender Claims, on the Effective Date, the Lender Agent shall receive, for distribution by the Lender Agent to the Lenders, pursuant to the Credit Agreement, (i) the Available Cash (not to exceed $73.973 million), (ii) New Senior Secured Notes in an aggregate principal amount equal to the excess, if any, of $73.973 million (less the amount of any distributions made to the Lenders from any Debtor or any of the Affiliated Debtors on or after July 16, 1996 on account of the Lender Claims) over the amount of Available Cash distributed to the Lenders on the Effective Date, and (iii) 2,470,000 shares of Issued New Common Stock. Class 2 is impaired and the holders of Lender Claims are entitled to vote to accept or to reject the Plan.

     4.C. CLASS 3. OTHER SECURED CLAIMS

     1. Classification: Class 3 consists of all Other Secured Claims.

     2. Treatment: In full satisfaction, payment and discharge of the Other Secured Claims, each holder of an Allowed Other Secured Claim, if any, shall receive one of the following treatments, at the election of the Debtors, with the approval of the Lenders and the Committee, or the Reorganized Debtors, (i) the legal, equitable and contractual rights to which such Allowed Other Secured Claim entitles the holder thereof shall be unaltered by the Plan, (ii) the treatment described in section 1124(2) of the Bankruptcy Code, or (iii) such other treatment as agreed to by the holder of such Allowed Other Secured Claim and the Debtors with the approval of the Lenders and the Committee, or the Reorganized Debtors. Class 3 is unimpaired and the holders of Other Secured Claims are deemed to accept the Plan.

     4.D.1. CLASS 4.  FLEET CLAIMS

     1. Classification. Class 4 consists of all Fleet Claims.

     2. Treatment. In full satisfaction, payment and discharge of the Fleet Claims, and in accordance with that certain Stipulation and Order of the Bankruptcy Court entered September 24, 1996, the holder of the Allowed Fleet Equipment Claim shall be paid (i) $73,465.07 in cash on the Effective Date and
(ii) the aggregate amount of $337,000 payable in 18 equal monthly installments commencing one month after the Effective Date and payable upon the same day of each month thereafter. Class 4 is impaired and the holder of the Fleet Claims is entitled to vote to accept or to reject the Plan.

     4.D.2. CLASS 4A. NHLE CLAIMS

     1. Classification: Class 4A Consists of all NHLE Claims.

     2. Treatment: In full settlement, satisfaction and payment of the NHLE Claims, and pursuant to settlement documentation filed with the Bankruptcy Court on or before the deadline fixed for voting on this Plan, certain of the Debtors' licenses and other executory contracts with the NHLE shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code (with modifications agreed to in form and substance agreed to by the Debtors, the Lenders, the Committee and the
NHLE) and the holders of the Allowed NHLE Claims shall receive on the earlier to occur of the Effective Date or June 16, 1997, (i) $700,000 in cash in full payment and settlement of each of the Debtors' obligations under section 365(b) of the Bankruptcy Code and of each NHLE Claim that constitutes an Administrative Claim and (ii) 58,824 shares of Issued New Common Stock in full payment and settlement of each NHLE Claim other than those that constitute Administrative Claims. The holders of the NHLE Claims shall be deemed to have elected the Cash Option pursuant to Sections 4.G.3. and 4.H.3. of this Plan as if such holders were holders of Allowed Maska U.S. Claims or Allowed Non-Maska Claims and shall receive $500,000 in cash in lieu of the 58,824 shares of Issued New Common Stock on the earlier to occur of the Effective Date or June 16, 1997. Class 4A is impaired and the holder of the NHLE Claims is entitled to vote to accept or to reject the Plan.

     4.E. CLASS 5. VERMONT ENVIRONMENTAL CLAIMS

     1. Classification: Class 5 consists of all Vermont Environmental Claims.

     2. Treatment: In full satisfaction, payment and discharge of the Vermont Environmental Claims, the holder of the Allowed Vermont Environmental Claims shall receive the treatment set forth in the Vermont Environmental Consent Decree. Class 5 is unimpaired and the holder of the Vermont Environmental Claims is deemed to accept the Plan.

     4.F. CLASS 6. SENIOR NOTE CLAIMS

     1. Classification: Class 6 consists of all Senior Note Claims.

     2. Treatment: In full satisfaction, payment and discharge of the Senior Note Claims, each holder of an Allowed Senior Note Claim shall receive on the Effective Date such holder's Pro Rata share of the number of shares of Issued New Common Stock equal to the quotient obtained by dividing (A) (i) the Senior Note Product Amount, plus (ii) if the Product Amount Sum is less than $40,339,206, 78.745% of the excess of $40,339,206 over the Product Amount Sum, minus (iii) if the Product Amount Sum is more than $40,339,206, 78.745% of the excess of the Product Amount Sum over $40,339,206, by (B) 10.158. The holders of Allowed Senior Note Claims shall be entitled to additional distributions of Reserved Shares to the extent provided in Section 6.C.2. of this Plan. Class 6 is impaired, and the holders of the Senior Note Claims are entitled to vote to accept or to reject the Plan.

     4.G. CLASS 7. MASKA U.S. UNSECURED CLAIMS

     1. Classification: Class 7 consists of all Maska U.S. Unsecured Claims.

     2. Treatment: In full satisfaction, payment and discharge of Maska U.S. Unsecured Claims, each holder of an Allowed Maska U.S. Unsecured Claim shall receive on the later of the Effective Date or the date such Claim becomes an Allowed Claim such holder's Pro Rata share of the number of shares of Issued New Common Stock equal to the quotient obtained by dividing (A) (i) the Maska U.S. Product Amount, plus (ii) if the Product Amount Sum is less than $40,339,206, 16.577% of the excess of $40,339,206 over the Product Amount Sum, minus (iii) if the Product Amount Sum is more than $40,339,206, 16.577% of the excess of the Product Amount Sum over $40,339,206, by (B) 10.158. The holders of Allowed Maska U.S. Unsecured Claims shall be entitled to additional distributions of Reserved Shares to the extent provided in Section 6.C.2. of this Plan. Class 7 is impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or to reject the Plan.

     3. Cash Option: The Debtors, with the approval of the Lenders and the Committee, may enter into agreements with one or more third parties, pursuant to which such third parties would agree to fund the Cash Option described herein in consideration for the receipt of the shares of Issued New Common Stock that would, in the absence of this Cash Option, be distributed to the holders of Allowed Maska U.S. Unsecured Claims on the Effective Date. This Cash Option is expressly conditioned upon the Debtors entering into such agreements with one or more third parties prior to the Effective Date. In lieu of receiving such holder's Pro Rata share of Issued New Common Stock pursuant to Section 4.G.2 of this Plan, each holder of an Allowed Maska U.S. Unsecured Claim that votes to accept the Plan shall have the right to elect the Cash Option by properly marking and returning its Ballot. Any holder of an Allowed Maska U.S. Unsecured Claim who votes to accept the Plan but fails to indicate on such holder's Ballot whether such holder has elected the Cash Option will be deemed to have elected the Cash Option. Any holder of an Allowed Maska U.S. Unsecured Claim who votes to reject the Plan shall not be entitled to elect the Cash Option.

     If the holder of an Allowed Maska U.S. Unsecured Claim (or an Allowed NHLE Claim) elects or is deemed to have elected the Cash Option, in lieu of receiving a distribution of Issued New Common Stock on the Effective Date, such holder shall instead receive on the Effective Date cash in an amount equal to the product of (a) an amount not less then $8.50 per share multiplied by (b) the number of shares of Issued New Common Stock that such holder would have received on the Effective Date had such holder not elected the Cash Option.

     The Cash Option shall apply solely to Issued New Common Stock to be distributed to the holders of Allowed Maska U.S. Unsecured Claims (and Allowed Non-Maska Unsecured Claims pursuant to Section 4.H.3. and Allowed NHLE Claims pursuant to Section 4.D.2.) on the Effective Date. The Cash Option shall not apply to any shares of Issued New Common Stock held in reserve in respect of Disputed Claims, or to any shares of Issued New Common Stock to be distributed on any Subsequent Distribution Date.

     4.H. CLASS 8. NON-MASKA UNSECURED CLAIMS

     1. Classification: Class 8 consists of all Non-Maska Unsecured Claims.

     2. Treatment: In full satisfaction, payment and discharge of Non-Maska Unsecured Claims, each holder of an Allowed Non-Maska Unsecured Claim shall receive on the later of the Effective Date or the date such Claim becomes an Allowed Claim such holder's Pro Rata share of the number of shares of Issued New Common Stock equal to the quotient obtained by dividing (A) (i) the Non-Maska Product Amount, plus (ii) if the Product Amount Sum is less than $40,339,206, 4.678% of the excess of $40,339,206 over the Product Amount Sum, minus (iii) if the Product Amount Sum is more than $40,339,206, 4.678% of the excess of the Product Amount Sum over $40,339,206, by (B) 10.158. The holders of Allowed Non-Maska Unsecured Claims shall be entitled to additional distributions of Reserved Shares to the extent provided in Section 6.C.2. of this Plan. Class 8 is impaired, and the holders of Allowed Claims in such Class are entitled to vote to accept or to reject the Plan.

     3. Cash Option: The Debtors, with the approval of the Lenders and the Committee, may enter into agreements with one or more third parties, pursuant to which such third parties would agree to fund the Cash Option described herein in consideration for the receipt of the shares of Issued New Common Stock that would, in the absence of this Cash Option, be distributed to the holders of Allowed Non-Maska Unsecured Claims on the Effective Date. This Cash Option is expressly conditioned upon the Debtors entering into such agreements with one or more third parties prior to the Effective Date. In lieu of receiving such holder's Pro Rata share of Issued New Common Stock pursuant to Section 4.H.2 of this Plan, each holder of an Allowed Non-Maska Unsecured Claim that votes to accept the Plan shall have the right to elect the Cash Option by properly marking and returning its Ballot. Any holder of an Allowed Non-Maska Unsecured Claim who votes to accept the Plan but fails to indicate on such holder's Ballot whether such holder has elected the Cash Option will be deemed to have elected the Cash Option. Any holder of an Allowed Non-Maska Unsecured Claim who votes to reject the Plan shall not be entitled to elect the Cash Option.

     If the holder of an Allowed Non-Maska Unsecured Claim (or an Allowed NHLE Claim) elects or is deemed to have elected the Cash Option, in lieu of receiving a distribution of Issued New Common Stock on the Effective Date, such holder shall instead receive on the Effective Date cash in an amount equal to the product of (a) an amount not less then $8.50 per share multiplied by (b) the number of shares of Issued New Common Stock that such holder would have received on the Effective Date had such holder not elected the Cash Option.

     The Cash Option shall apply solely to Issued New Common Stock to be distributed to the holders of Allowed Non-Maska Unsecured Claims (and Allowed Maska U.S. Unsecured Claims pursuant to Section 4.G.3. and Allowed NHLE Claims pursuant to Section 4.D.2.) on the Effective Date. The Cash Option shall not apply to any shares of Issued New Common Stock held in reserve in respect of Disputed Claims, or to any shares of Issued New Common Stock to be distributed on any Subsequent Distribution Date.

     4.I. CLASS 9. SLMI COMMON STOCK INTERESTS

     1. Classification: Class 9 consists of all SLMI Common Stock Interests.

     2. Treatment: In full satisfaction, payment and discharge of SLMI Common Stock Interests, each holder of an Allowed SLMI Common Stock Interest shall receive on the Effective Date a Pro Rata share of New Warrants. Class 9 is impaired and the holders of Allowed SLMI Common Stock Interests are entitled to vote to accept or to reject the Plan.

     4.J. CLASS 10. SLMI OTHER EQUITY INTERESTS

     1. Classification: Class 10 consists of all SLMI Other Equity Interests.

     2. Treatment: The holders of SLMI Other Equity Interests shall receive no distributions and retain no property interests under the Plan. Class 10 is impaired and is deemed to reject the Plan.

                                    ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

     5.A. VOTING. Acceptance of the Plan by a Claimant or a holder of an Equity Interest shall be deemed to be a consent to all provisions of the Plan and to the treatment thereunder to such holder and to all other Claimants and holders of Equity Interests.

     5.B. CLASSES ENTITLED TO VOTE. Only holders of Allowed Claims or Equity Interests as of the Record Date, in impaired Classes receiving distributions under the Plan, are entitled to vote on the Plan. Accordingly, each Claimant in Classes 2, 4, 4A, 6, 7 and 8 and each holder of SLMI Common Stock Interests in Class 9 shall be entitled to vote to accept or to reject the Plan. All Claimants and holders of SLMI Common Stock Interests entitled to vote to accept or to reject the Plan shall vote by executing and returning a Ballot, or in the case of a brokerage firm or other record holder of SLMI Common Stock Interests who is not the beneficiary holder of such SLMI Common Stock Interests, a Master Ballot, in accordance with the voting procedures set forth in the solicitation materials approved by the Bankruptcy Court.

     5.C. ACCEPTANCE BY IMPAIRED CLASSES. An impaired Class of Claims shall have accepted the Plan if the holders of at least two-thirds (2/3) in amount, and more than one-half (1/2) in number, of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Equity Interests shall have accepted the Plan if the holders of at least two-thirds (2/3) in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

     5.D. NONCONSENSUAL CONFIRMATION. The Debtors request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Class 10. In the event that any other impaired Class of Claims or Equity Interests fails to accept the Plan, the Debtors, unless otherwise directed by the Lenders and the Committee, shall request that the Bankruptcy Court confirm the Plan notwithstanding such non-acceptance in accordance with section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VI

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

     6.A. OBJECTIONS TO AND ESTIMATION OF CLAIMS; PROSECUTION OF DISPUTED CLAIMS. The Debtors and the Reorganized Debtors reserve the right to object to the allowance of all Claims (except for Lender Claims and Senior Note Claims which shall be allowed pursuant to the Settlement), including any Claims listed in the Schedules or filed with the Bankruptcy Court with respect to which they dispute liability in whole or in part and the characterization of a Claim as secured or unsecured; provided that subject to further extension by the Bankruptcy Court with or without notice, all objections to the allowance of Claims shall be filed with the Bankruptcy Court on or before the Effective Date. All objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise, settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any such objections to Claims. The Debtors or the Reorganized Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any such contingent or unliquidated Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the amount of such Claim or a maximum limitation on the amount of such Claim, as determined by the Bankruptcy Court, to the extent permissible under the Bankruptcy Code. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment or distribution on such Claim. All of the aforementioned Claims' objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

     6.B. PAYMENTS AND DISTRIBUTION ON DISPUTED CLAIMS. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until such Claim becomes an Allowed Claim, in whole or in part. On the first Subsequent Distribution Date that is at least ten (10) Business Days after a Disputed Claim (or portion thereof) becomes an Allowed Claim, the holder of such Allowed Claim shall receive all payments and/or distributions to which such holder is then entitled under the Plan.

     6.C. RESERVES FOR DISPUTED CLAIMS

     6.C.1. If Disputed Claims exist in any Class receiving cash under the Plan (other than with respect to the Cash Option), the Reorganized Debtors shall hold for the benefit of each such holder of a Disputed Claim cash in an amount equal to the payments or distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim on the Effective Date in an amount equal to the lesser of (i) the amount of the Claim filed with the Bankruptcy Court or, if no Claim was filed, the amount listed by the Debtors in the Schedules as not disputed, contingent or unliquidated and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code. If a Disputed Claim in such Class becomes an Allowed Claim, on the first Subsequent Distribution Date that is at least ten (10) Business Days after such allowance, the Reorganized Debtors or the Disbursing Agent shall pay to the holder thereof cash in an amount equal to the cash such holder would have received on account of such Claim if such Claim had been Allowed in such amount as of the Effective Date plus any interest actually earned on such cash. If a Disputed Claim in any Class receiving cash under the Plan is later allowed in an amount greater than the amount reserved for such Disputed Claim, the excess amount to which such Claimant is entitled under the Plan shall be paid by the Reorganized Debtors to the extent available from general operating funds (together with interest thereon at the same rate as earned by cash reserved for Disputed Claims). Cash, if any, reserved by the Reorganized Debtors on account of Disputed Claims shall be set aside, segregated and, to the extent practicable, held in interest-bearing deposits or certificates of deposit. If a Disputed Claim in any Class receiving cash under the Plan is disallowed, in whole or in part, by Final Order, the cash (plus the interest actually accrued thereon) reserved in respect of such Claim (or portion thereof) that has been disallowed shall revert to the Reorganized Debtors.

     6.C.2. If Disputed Claims exist in Class 7 or Class 8, the Disbursing Agent shall hold in reserve for the benefit of each such holder of a Disputed Claim, Issued New Common Stock in an amount equal to the distributions which would have been made to the holder of such Disputed Claim if it were an Allowed Claim on the Effective Date in an amount equal to the lesser of (i) the amount of the Claim filed with the Bankruptcy Court or, if no Claim was filed, the amount listed by the Debtors in the Schedules as not disputed, contingent or unliquidated, and (ii) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code provided that in connection with such estimation, the Bankruptcy Court enters a Final Order setting such estimate as the maximum amount of such Claim for purposes of this Plan. The Disbursing Agent shall also accept and hold for the benefit of holders of Disputed Claims any and all dividends or other distributions actually paid on account of such Issued New Common Stock referred hereunder. If a Disputed Claim in such a Class becomes an Allowed Claim, on the first Subsequent Distribution Date that is at least ten (10) Business Days after such allowance, the Disbursing Agent shall issue to the holder thereof the amount of Issued New Common Stock to which such holder is entitled under the provisions of this Plan, including any dividends or other distributions that would have been paid or distributed to such holder had such Claim been an Allowed Claim as of the Effective Date. If a Disputed Claim in any such Class is disallowed, in whole or in part, pursuant to Final Order, on the first Subsequent Distribution Date that is at least ten (10) Business Days after such disallowance, the Reorganized Debtors shall (a) first, reallocate the shares of Issued New Common Stock that had been reserved on account of such disallowed Disputed Claim (the "Reserved Shares") to the holders of then Allowed and Disputed Claims in Classes 6, 7 and 8 as follows: 78.745% of such Reserved Shares to the holders of Claims in Class 6; 16.577% of such Reserved Shares to the holders of then Allowed and Disputed Claims in Class 7; and 4.678% of such Reserved Shares to the holders of then Allowed and Disputed Claims in Class 8 and (b) second, issue to each holder of an Allowed Claim in each such Class and allocate to the reserves established for remaining Disputed Claims in each such Class, Pro Rata, the Reserved Shares that have been so reallocated to such Class in accordance with clause (a) of this section.

                                   ARTICLE VII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     7.A. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. On the Effective Date, all executory contracts or unexpired leases of any of the Debtors shall be deemed assumed in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, including the Debtors' licenses and contracts with the NHLE as set forth in section 4.D.2. of this Plan, except those executory contracts and unexpired leases that (i) have been previously assumed or rejected by Final Order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on the Rejection List or
(iv) are specifically rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code, provided, however, that the assumption of any of the Affiliate Leases shall be subject to the prior modification of such Leases on terms acceptable to the Lenders, the Committee and the lessors under the Affiliate Leases. In the event the Lenders, the Committee and the lessors under the Affiliate Leases have not reached agreement regarding treatment of the Affiliate Leases prior to the hearing to approve the Disclosure Statement, then the Committee (upon consultation with the Debtors and Lenders) shall have the right prior to, in connection with or, as representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, after confirmation of the Plan to commence any and all actions it deems necessary or desirable to challenge, modify or otherwise contest on behalf of the Estates, any claims or obligations of the Debtors or Reorganized Debtors arising under the Affiliate Leases or the terms thereof, including an action against any lessor thereof and/or any officer, director, or control person of any lessor thereof in such capacity, and the right to reject one or several of the Affiliate Leases (each, an "Affiliate Lease Action"). Any Affiliate Lease subject to an Affiliate Lease Action may be assumed on such terms as may be imposed by the Bankruptcy Court. Any executory contract or unexpired lease not set forth on the Rejection List or on the Assumption List (other than the Affiliate Leases) shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code and treated as if set forth on the Assumption List with a cure claim of $0.

     7.B. CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES. All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to the Plan must be filed with the Bankruptcy Court by the later of thirty (30) days after (i) the date of entry of an order of the Bankruptcy Court approving the rejection of such contracts or leases or (ii) the Confirmation Date. Any such Claims, proof of which is not filed within such time, shall be barred forever from assertion against the Debtors, the Reorganized Debtors, their Estates and/or their assets or property. Unless otherwise ordered by the Bankruptcy Court, all such properly filed Claims, upon allowance thereof, shall be, and shall be treated as, Allowed Maska U.S. Unsecured Claims or Allowed Non-Maska Unsecured Claims, as the context dictates. No later than ten (10) days prior to the Confirmation Hearing, the Debtors shall prepare a schedule of the estimated Claims arising from the rejection of executory contracts and unexpired leases, which schedule shall, to the extent necessary, be used for the purpose of establishing the reserves required by Section 6.C. of this Plan.

     7.C. ASSUMED CONTRACTS AND LEASES. As to each executory contract and unexpired lease to be assumed as provided in the Plan, any monetary amount in default shall be cured, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount set forth on the Assumption List, or as otherwise determined by the Bankruptcy Court, in cash, on the Effective Date or on such other terms as the parties to each such executory contract and unexpired lease may agree. Any objection as to such cure amount or other matter pertaining to the assumption shall be filed with the Bankruptcy Court no later than ten (10) days after the Confirmation Date. Any objection not filed within such time shall be forever barred from assertion against the Debtors, the Reorganized Debtors, their estates and their property. In the event of a timely objection, the Debtors with the approval of the Lenders and the Committee or the Reorganized Debtors shall, at their option, either (i) pay the amount asserted by the objecting party (ii) pay such other amount to which the Debtors with the approval of the Lenders and the Committee and the objecting party may agree, or
(iii) request a determination of the issue by the Bankruptcy Court and, following such determination, the Reorganized Debtors shall (x) pay the amounts, if any, determined to be due and owing or (y) be deemed to have rejected such contract or lease pursuant to this Plan in accordance with sections 365 and 1123 of the Bankruptcy Code.

     7.D. PRE-PETITION DATE COMPENSATION AND BENEFIT PROGRAMS. All pre-Petition Date employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors in effect as of the Confirmation Date and applicable generally to the respective active employees of the Debtors, including, without limitation, all then-effective retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans (but specifically excluding any pre-Petition Date stock option plans or bonus plans) are treated as executory contracts under the Plan and, as of and on the Effective Date, shall be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, unless previously assumed, terminated, modified or rejected in accordance with the Bankruptcy Code or applicable law or subject to a pending motion or application before the Bankruptcy Court to terminate, modify or reject, provided however, that other than as provided in Section 12.G. of this Plan, after the Effective Date the Reorganized Debtors shall have the right to amend, modify and/or terminate such pre-Petition Date employment and severance policies, and all compensation and benefit plans, policies and programs, in accordance with applicable non-bankruptcy law.

                                  ARTICLE VIII

              IMPLEMENTATION AND MEANS OF CONSUMMATING OF THE PLAN

     8.A. SUBSTANTIVE CONSOLIDATION. The Plan is premised upon the substantive consolidation of the Debtors. Accordingly, for the purpose of implementing the Plan and making the distributions to Claimants and holders of SLMI Common Stock Interests contemplated by the Plan, all of the Subsidiary Debtors and their Estates shall be treated as if substantively consolidated with and into SLMI and
(i) all assets and all liabilities of the Debtors shall be treated as if merged into a single entity solely for purposes of making distributions and otherwise administering the Plan, (ii) all guaranties of any Debtor of the payment, performance or collection of obligations of another Debtor shall be eliminated and canceled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation and such guaranties shall be deemed a single Claim against the substantively consolidated Debtors, (iv) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations, shall be treated and allowed only as a single Claim against the consolidated Debtors, (v) each Claim filed in the Case of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors, (vi) all Equity Interests owned by any of the Debtors in any other Debtor shall be eliminated for purposes of making distributions and otherwise administering the Plan, and (vii) all intercompany claims held by any Debtor (either directly or through another Debtor) against any other Debtor shall be deemed settled and paid, to the extent that such Debtor makes available its assets to fund a distribution made to any Claimant on behalf of any other Debtor, and otherwise, all intercompany claims by and among the Debtors, shall be eliminated. Notwithstanding the foregoing, the Debtors are and shall remain from and after the Effective Date separate legal entities under applicable non-bankruptcy law, and Reorganized SLMI shall continue to own 100% of the authorized, issued and outstanding capital stock of each Reorganized Subsidiary.

     8.B. RESERVATION OF RIGHTS. The substantive consolidation as contained herein is and shall be accomplished only as part of the Plan and shall be effective only upon Confirmation and consummation of the Plan. If the Plan is not confirmed or consummated for any reason, the Debtors shall not be substantively consolidated, unless such relief is requested by the Debtors through the prosecution of the Substantive Consolidation Motion or otherwise. If the Plan is not confirmed or consummated for any reason, the Debtors and each of them reserve their or its rights to contest any application for substantive consolidation affecting any of the Debtors, and any provision in the Plan and/or statement in the Disclosure Statement may not and shall not be used as an admission of the propriety of substantive consolidation or a waiver of any of the Debtors' rights to contest any such application. Notwithstanding the foregoing, if the Plan is not confirmed or consummated, the Debtors and each of them reserve their or its rights to seek substantive consolidation of any or all of the Debtors.

     8.C. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, except as expressly assigned to the Debtors or Reorganized Debtors or as otherwise provided herein, all securities, instruments, instruments of indebtedness, guarantees and agreements governing any Claims or Equity Interests impaired hereby, including the Adequate Protection Orders, Note Purchase Agreements, Credit Agreement, SLMI's Old Certificate of Incorporation and pre-Petition Date stock options and stock option plans shall be deemed cancelled and terminated and the obligations of the Debtors relating to, arising under, in respect of, or in connection with such securities, instruments or agreements shall be discharged. The holder of any such documents cancelled pursuant to this provision shall have no rights against any of the Debtors arising from or relating to such documents, including, any subordination or subrogation rights, except the right to receive distributions, if any, provided for in the Plan.

     8.D. SURRENDER OF INSTRUMENTS. Each holder of a promissory note, document, share certificate or other instrument evidencing a Claim or SLMI Common Stock Interest shall surrender such note, document, share certificate or instrument to the Reorganized Debtors (or such Disbursing Agent, depository agent or other entity as the Reorganized Debtors designate), and the Reorganized Debtors shall distribute or shall cause to be distributed to the holders thereof the appropriate distribution of property hereunder. No distribution of property hereunder shall be made to or on behalf of Claimants or holders of SLMI Common Stock Interests unless and until such promissory note, document, share certificate or other instrument is received by the Reorganized Debtors (or such Disbursing Agent, transfer agent, depository agent or other entity as the Reorganized Debtors designate) or the unavailability of such note, document, share certificate or instrument is reasonably established to the satisfaction of the Reorganized Debtors (or such Disbursing Agent, transfer agent, depository agent or other entity as the Reorganized Debtors designate). Any such holder that fails to surrender or cause to be surrendered such note, document, share certificate or other instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors (or such Disbursing Agent, transfer agent, depository agent or other entity as the Reorganized Debtors designate) and in the event that the Reorganized Debtors shall so request, fails to furnish a bond in form and substance (including, with respect to amount) reasonably satisfactory to the Reorganized Debtors (or such Disbursing Agent, transfer agent, depository agent or other entity as the Reorganized Debtors designate) within two (2) years after the Effective Date, shall be deemed to have forfeited all Claims and SLMI Common Stock Interests and shall not participate in any distribution hereunder in respect thereof and all property in respect of such forfeited distribution, including interest or dividends accrued thereon, if any, shall be treated as if held on account of a Disputed Claim that is disallowed pursuant to Final Order and shall be distributed in accordance with the terms of the Plan.

                                   ARTICLE IX

           PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS

     ?9.A. GENERAL. On the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the respective Reorganized Boards of Directors, who shall, thereafter, have the responsibility for the management, control and operation of the Reorganized Debtors.

     9.B. DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

     (1) Reorganized Board of Directors

          (a) Reorganized SLMI. The initial Reorganized Board of Directors of Reorganized SLMI shall consist of five (5) members, including (i) two members selected by the Lenders, (ii) two members selected by the Committee, and (iii) the Chief Executive Officer of Reorganized SLMI. The names of these individuals shall be disclosed at or prior to the Confirmation Hearing. Such individuals shall serve as provided in and subject to the provisions of the Amended SLMI Certificate of Incorporation and Amended SLMI By-laws.

          (b) Reorganized Subsidiaries. The Reorganized Board of Directors of each of the Reorganized Subsidiaries shall consist of directors, officers or employees of Reorganized SLMI and/or the Reorganized Subsidiaries whose names shall be disclosed at or prior to the Confirmation Hearing.

     (2) Officers. Except as otherwise disclosed by the Debtors at or prior to the Confirmation Hearing (with the consent of the Lenders and the Committee), the officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the respective Reorganized Debtors on and after the Effective Date in accordance with the certificates of incorporation or by-laws of the Reorganized Debtors and any applicable non-bankruptcy law.

     9.C. CHARTER AND BY-LAWS. The certificate of incorporation of Reorganized SLMI shall read substantially as set forth in the Amended SLMI Certificate of Incorporation. The by-laws of the Reorganized SLMI shall read substantially as set forth in the Amended SLMI By-Laws. The certificate of incorporation and by-laws of each of the Reorganized Subsidiaries shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of non-voting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such articles of incorporation as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtors, the Debtors-in-Possession or the Reorganized Debtors, unless specifically required pursuant to non-bankruptcy law.

     9.D. ISSUED NEW COMMON STOCK. All shares of Issued New Common Stock distributed pursuant to the terms of this Plan shall, and shall be deemed to be, validly issued, fully paid and non-assessable.

     9.E. REGISTRATION EXEMPTION FOR NEW SECURITIES. The Confirmation Order shall provide that the issuance of the Issued New Common Stock, the New Warrants and the New Senior Secured Notes pursuant to the Plan shall be exempt from any and all federal, state and local laws requiring the registration of such securities, to the extent provided by section 1145 of the Bankruptcy Code.

     9.F. CORPORATE ACTION. On the Effective Date, the following shall be and be deemed authorized and approved in all respects (subject to the provisions of the Plan) without further act or action under applicable law, regulation, order or rule: (i) the filing by Reorganized SLMI of the Amended SLMI Certificate of Incorporation and the Amended SLMI By-Laws, (ii) the filing by each of the Subsidiary Debtors of an amended certificate of incorporation and amended by-laws to the extent necessary, (iii) the issuance of the Issued New Common Stock, (iv) the issuance of the New Warrants, (v) the execution, delivery and performance of the New Working Capital/Term Debt Facility, (vi) the issuance of the New Senior Secured Notes, (vii) the execution, delivery and performance of the New Senior Note Indenture, and (viii) the issuance of Authorized New Common Stock in accordance with the Incentive Plan, unless such further act or action is specifically required pursuant to non-bankruptcy law. On the Effective Date, or as soon thereafter as is practicable, Reorganized SLMI shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended SLMI Certificate of Incorporation, and the Reorganized Subsidiaries shall file amended certificates of incorporation to the extent required by the Plan and/or applicable non-bankruptcy law. On the Effective Date, all other matters provided for under the Plan or reasonably necessary to consummate the Plan involving the corporate structure of the Reorganized Debtors or involving corporate action by the directors and/or shareholders of the Reorganized Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the Delaware General Corporation Law (or other similar state statutes, if applicable), section 422A of the Tax Code, the rules and regulations issued thereunder, section 16 of the 34 Act, the rules and regulations issued thereunder without any requirement of further action by the directors or shareholders of the Debtors or the Reorganized Debtors, to the extent not prohibited under non-bankruptcy law. On the Effective Date, the Reorganized Debtors, and their appropriate officers on behalf of the Reorganized Debtors, are authorized and directed to take all necessary and appropriate actions to execute and to deliver the documents and instruments set forth in the Plan and to effectuate the transactions contemplated by the Plan and the Disclosure Statement, including executing and filing all documents required pursuant to applicable laws of jurisdictions outside of the United States.

                                    ARTICLE X

                                  DISTRIBUTIONS

     10.A. DISBURSING AGENT. Subject to approval by the Bankruptcy Court, an entity, if any, designated by the Debtors or the Reorganized Debtors, shall serve as Disbursing Agent and shall distribute to the holders of Allowed Claims the cash, Issued New Common Stock and New Senior Secured Notes to be distributed under the Plan and to the holders of SLMI Common Stock Interests the New Warrants to be distributed under the Plan. The Disbursing Agent shall make such distributions in accordance with the provisions of the Plan, applicable Bankruptcy Rules and such other terms mutually agreed to by the Disbursing Agent and the Debtors or the Reorganized Debtors.

     10.B. SUBSEQUENT DISTRIBUTIONS. In the absence of contrary written notice of assignment or change of address, the Reorganized Debtors or the Disbursing Agent shall make subsequent distributions on the Subsequent Distribution Dates to the holders of Allowed Claims as of the Record Date at the Claimant's address set forth in its proof of Claim or the Schedules (whichever is later). In the absence of contrary written notice of assignment or change of address, all distributions to holders of Allowed SLMI Common Stock Interests shall be made to such holders at the holder's address set forth in the books of the Debtors' stock transfer agent as of the Record Date.

     10.C. SETOFFS. The Reorganized Debtors may, but shall not be required to, set off against any Claim and the payments or distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors or the Reorganized Debtors may have against the holder thereof, but neither the failure to do so nor the allowance of any Claim hereunder, for voting purposes or otherwise, shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

     10.D. DISTRIBUTION OF UNCLAIMED PROPERTY. Except as otherwise provided in the Plan, any distribution of property (cash or otherwise) under the Plan which is unclaimed after two (2) years following the later of the Effective

Date and the date such distribution was to be made shall revert to the Reorganized Debtors, and the Confirmation Order shall provide that any term otherwise permitted under the Bankruptcy Code shall have been waived.

     10.E. FRACTIONAL INTERESTS. Fractional interests in Issued New Common Stock and New Warrants shall not be distributed. Notwithstanding any other provision in the Plan, only whole numbers of shares of Issued New Common Stock and New Warrants shall be issued to holders of Allowed Claims or SLMI Common Stock Interests, as the case may be. When any distribution on account of an Allowed Claim or SLMI Equity Interest would result in the issuance of a number of shares of Issued New Common Stock or New Warrants, as the case may be, that is not a whole number, the actual distribution of such Issued New Common Stock or New Warrants shall be rounded to the next higher or lower whole number, whichever is closer.

     10.F. FORM OF PAYMENT. All cash payments to be made to the holders of Allowed Claims pursuant to the Plan shall, at the option of the Debtors, with the consent of the Lenders and the Committee, or the Reorganized Debtors, be made either (i) by check made payable to the holder of the Allowed Claim and mailed by regular first class mail, or (ii) by wire transfer to an account designated by the holder of the Allowed Claim, provided, however, that any payment in excess of $500,000 shall be made by wire transfer. All distributions made to the holders of Allowed Claims by check shall be deemed made when deposited by the Reorganized Debtors or the Disbursing Agent in the United States or Canadian mail.

                                   ARTICLE XI

                            EFFECTIVENESS OF THE PLAN

     11.A. CONDITIONS PRECEDENT TO CONFIRMATION. The Plan shall not be confirmed unless and until the following conditions have been satisfied or, in the case of the conditions set forth in sections 11.A.1. and 11.A.2., waived in writing by the parties identified below:

          11.A.1. The Debtors shall have received a commitment from one or more financial institutions, in form and substance acceptable to the Lenders and the Committee, pursuant to which such financial institution(s) shall have committed to provide the New Working Capital/Term Debt Facility;

          11.A.2. The aggregate amount of Unsecured Claims (other than Senior Note Claims) as of the Confirmation Date shall not exceed $20 million; and

          11.A.3. The Debtors shall have disclosed the identity of the members of the Reorganized Boards of Directors.

     The condition set forth in section 11.A.1. may only be waived jointly by the Lenders and the Committee. The condition set forth in Section 11.A.2. may only be waived by the Committee.

     11.B. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The Plan shall not become effective unless and until the following conditions have been satisfied or, in the case of the conditions set forth in Sections 11.B.2. and 11.B.3., waived in writing by the parties identified below:

          11.B.1. The Bankruptcy Court shall have entered the Confirmation
Order;

          11.B.2. The Reorganized Debtors shall have entered into the New Working Capital/Term Debt Facility and shall have credit available thereunder to provide the Reorganized Debtors with an amount reasonably necessary to fund the working capital requirements of the Reorganized Debtors; and

          11.B.3. The New Senior Note Indenture shall have been qualified under the Trust Indenture Act.

     The condition set forth in Section 11.B.2. may only be waived jointly by the Lenders and the Committee. The condition set forth in Section 11.B.3. may only be waived by the Lenders.

     11.C. EFFECT OF FAILURE OF CONDITIONS. In the event that the conditions precedent to effectiveness of the Plan have not occurred and have not been waived and upon the filing of a notice with the Bankruptcy Court by the Debtors in accordance with this Article of the Plan, (i) no distributions under the Plan shall be made, (ii) all of the Debtors' obligations in respect of Claims or Equity Interests shall remain unchanged and shall be restored as if the Confirmation Date had not occurred, (iii) the Debtors shall not have been substantively consolidated and (iv) the Confirmation Order, if entered, shall be vacated.

                                   ARTICLE XII

                             EFFECTS OF CONFIRMATION

     12.A. REVESTING OF ASSETS. Consistent with sections 1123(a)(5)(A) and 1141 of the Bankruptcy Code, on the Effective Date, title to all assets and property of the Estate of each Debtor shall pass to, and vest in, the respective Reorganized Debtor free and clear of all Claims, Equity Interests, liens, charges and other rights of creditors or equity holders arising prior to the Effective Date, except as otherwise provided in the Plan. On and after the Effective Date, the Reorganized Debtors may operate their businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, except as otherwise provided in the Plan or in the Confirmation Order.

     12.B. DISCHARGE. Pursuant to section 1141 of the Bankruptcy Code, the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction, discharge, and release of Claims of any nature whatsoever, including any interest accrued on such Claims (whether before or after the Petition Date), against, and Equity Interests in, the Debtors, the Debtors in Possession or any of their Estates, assets or properties, except as otherwise provided in the Plan, in section 1141 of the Bankruptcy Code or in the Confirmation Order. Except as otherwise expressly provided in the Plan, in section 1141 of the Bankruptcy Code or in the Confirmation Order, (i) on the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be satisfied, discharged, and released in full, and (ii) all Persons shall be precluded and permanently enjoined from asserting against the Reorganized Debtors, their successors, or their assets or properties any and all Claims or Equity Interests and any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

     12.C. RELEASE. In consideration of the Settlement and the promises and obligations under this Plan, as of and on the Effective Date, (i) the Debtors, their Estates, the Committee, the members of the Committee, the Lenders, the Noteholders, the present and former directors, officers, employees, agents, representatives and attorneys of any of the foregoing and any successors or assigns of any of the foregoing shall be deemed to have waived, released and discharged all rights or claims in any way related to any Claim and/or Equity Interest, or the acquisition or ownership thereof, whether based upon tort, fraud, contract or otherwise, which they possessed or may possess prior to the Effective Date against all Persons or entities (including the NHLE) who have held, hold or may hold Claims against or Equity Interests in the Debtors and any successors or assigns of any of the foregoing, except as otherwise expressly provided in this Plan, by applicable law or in the Confirmation Order or under any assumed contract or lease; and (ii) the Debtors, the Reorganized Debtors, all Persons or entities (including the NHLE) who have held, hold or may hold Claims against or Equity Interests in the Debtors and any successors, assigns or representatives of any of the foregoing shall be deemed to have waived, released and discharged all rights or claims including without limitation, any rights or claims in any way related to any Claim and/or Equity Interest, or the acquisition or ownership thereof, whether based upon tort, fraud, contract or otherwise, which they possessed or may possess prior to the Effective Date against the Debtors, their Estates, the Committee, the members of the Committee, the Lenders, the Noteholders, the present and former directors, officers, employees, agents, representatives and attorneys of any of the foregoing and any successors or assigns of any of the foregoing, except as otherwise expressly provided in this Plan, by applicable law or in the Confirmation Order; provided, however, that (a) the Debtors' present and former directors, officers, employees, agents and representatives shall not be released from any claim by the Noteholders arising from the purchase or ownership of the notes underlying the Senior Note Claims (a "Noteholder Claim"), (b) in any proceedings brought on a Noteholder Claim against the Present Management, the Noteholders will not seek any recovery in excess of the dollar amount of the policy limits, as such limits have been actually reduced from time to time by defense costs or other claims made against such policies ("Limits"), of any available directors and officers liability insurance, (c) nothing herein shall relieve Present Management from any liability on a Noteholder Claim for any amount less than the Limits of any available directors and officers liability insurance (whether or not within the deductible or uninsured retention of such policy), (d) should there be no directors and officers liability insurance available to cover a Noteholder Claim, the Noteholders will not seek recovery on that Noteholder Claim from the Present Management, (e) if the Noteholders obtain a judgment on a Noteholder Claim against any of the Debtors' officers, directors, employees, agents or representatives that served prior to the Petition Date and such officer, director, employee, agent or representative obtains a judgment by Final Order against any of the Present Management for contribution, indemnification or other claim related to a Noteholder Claim (a "Contribution Claim"), the Noteholders shall reduce their judgment against such officer, director, employee, agent or representative by the amount of such Contribution Claim, and (f) no Noteholder Claim may be assigned unless such assignment is expressly subject to the conditions, agreements and limitations set forth herein; and provided further that notwithstanding anything to the contrary contained herein, nothing in this Section 12.C shall constitute, or be deemed to constitute, a release of (x) any claim or cause of action of any kind, in law or in equity, which any Lender or all Lenders have or may have against Fleet Credit Corporation, Schatz & Schatz, Ribicoff & Kotkin, Gadsby & Hannah, or any of their present or former directors, officers, partners, employees, agents, representatives or attorneys arising from the Credit Agreement, or (y) any Affiliate Lease Action.

     12.D. INJUNCTION. Except as otherwise specifically provided in the Confirmation Order or in the Vermont Environmental Consent Decree, the Debtors, the Debtors' Estates, the Committee and the members thereof in such capacity, and all Persons who have held, hold or may hold Claims or Equity Interests and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date as against the Debtors, the Reorganized Debtors, their present and former directors, officers, employees, agents, representatives and attorneys, and any of their successors or assigns or any of their assets and properties from (a) commencing or continuing in any manner any claim, action or other proceeding of any kind including those with respect to any Claim, Equity Interest or any other right or claim which they possess or may possess in connection therewith prior to the Effective Date,
(b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order including those with respect to any Claim, Equity Interest or any other right or claim which they possess or may possess in connection therewith prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind including those with respect to any Claim, Equity Interest or any other right or claim which they possess or may possess prior to the Effective Date or (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due including those with respect to any Claim, Equity Interest or any other right or claim in connection therewith which they possess or may possess prior to the Effective Date; provided, however, that (i) the Debtors' present and former directors, officers, employees, agents and representatives shall not be released from a Noteholder Claim and the Noteholders shall not be enjoined from asserting such a Noteholder Claim, (ii) in any proceedings brought on a Noteholder Claim against the Debtors' Present Management, the Noteholders will not seek any recovery in excess of the Limits of any available directors and officers liability insurance, (iii) nothing herein shall relieve Present Management from any liability on a Noteholder Claim for any amount less than the Limits of any available directors and officers liability insurance (whether or not within the deductible or uninsured retention of such policy), (iv) should there be no directors and officers liability insurance available to cover a Noteholder Claim, the Noteholders will not seek recovery on that Noteholder Claim from the Debtors' Present Management, (v) if the Noteholders obtain a judgment on a Noteholder Claim against any of the Debtors' officers, directors, employees, agents or representatives that served prior to the Petition Date and such officer, director, employee, agent or representative obtains a Contribution Claim, the Noteholders shall reduce their judgment against such officer, director, employee, agent or representative by the amount of such Contribution Claim and (vi) no Noteholder Claim may be assigned unless such assignment is expressly subject to the conditions, agreements and limitations set forth herein; and provided further that notwithstanding anything to the contrary contained herein, nothing in this Section 12.D shall constitute or be deemed to constitute, an injunction of an Affiliate Lease Action.

     12.E. EXCULPATION. Neither the Debtors, the Committee and the members thereof, the Lenders, the Noteholders nor any of their respective officers, directors, employees, advisors, counsel, members, or agents shall have or incur liability to any holder of a Claim or Equity Interest or any other Person for any act or omission in connection with, or arising out of the Cases, including, the formulation, proposal and pursuit of Confirmation of the Plan, the negotiation, consummation and implementation of the Plan or the property to be distributed under the Plan and/or approval of the Disclosure Statement, except for willful misconduct or gross negligence as finally determined by a court of competent jurisdiction, and in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, nothing in this Section 12.E shall constitute or be deemed to constitute an exculpation of Fleet Credit Corporation, Schatz & Schatz, Ribicoff & Kotkin, Gadsby & Hannah, or any of their present or former directors, officers, partners, employees, agents, representatives or attorneys, from any liability whatsoever.

     12.F. INDEMNIFICATION. For purposes of the Plan, the obligations of the Debtors to indemnify their respective Present Management, in such capacity or as plan administrators or trustees to any employee benefit plan, or any member of Present Management serving at the request of any of the Debtors as a director or officer of any other direct or indirect subsidiary of any of the Debtors pursuant to the Debtors' certificates of incorporation or by-laws or pursuant to applicable non-bankruptcy law or specific agreement, or any combination of the foregoing, shall be deemed to be executory contracts, shall be assumed by the Debtors, effective as of the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code and shall survive Confirmation of the Plan, remain unaffected thereby, shall not be discharged, and shall pass unaltered to the Reorganized Debtors irrespective of whether such indemnification is owed in connection with an event occurring before, on, or after the Petition Date. In furtherance of the foregoing, the Reorganized Debtors shall elect to have defense costs paid by the insurer(s) under any available directors and officers liability insurance policies if a request therefor is required or advisable.

     12.G. POST-PETITION DATE COMPENSATION AND BENEFIT PROGRAMS. All employment and severance policies, and all compensation and benefit plans, policies and programs of the Debtors, in effect as of the Confirmation Date and instituted or implemented pursuant to Final Order of the Bankruptcy Court shall remain and continue in full force and effect in accordance with such Final Order.

     12.H. RIGHTS OF ACTION. Notwithstanding Section 12.C. and 12.D. of this Plan, any rights or causes of action accruing to the Debtors, including those arising under or pursuant to the Bankruptcy Code, but excluding all rights and causes of action settled and released pursuant to the Settlement, shall remain assets of the Reorganized Debtors. The Reorganized Debtors may pursue, abandon, settle or release all reserved rights of action, as appropriate, in accordance with what is in the best interests, and for the benefit of, the Reorganized Debtors. Any distributions provided for in the Plan and the allowance of any Claim for the purpose of voting on the Plan is and shall be without prejudice to the rights of the Reorganized Debtors to pursue and to prosecute any reserved rights of action, including those arising under or pursuant to the Bankruptcy Code.

     12.I. SETTLEMENT. The Lender Claims and the Senior Note Claims are hereby Allowed Claims. The allowance of these Claims and the treatment provided for holders of Lender Claims, Senior Note Claims and Unsecured Claims herein is in full compromise and settlement of any and all matters in accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019 in respect of certain issues impacting on recoveries to the Lenders, Noteholders and holders of Unsecured Claims including (i) substantive consolidation, (ii) rights of Lenders to recover post-Petition Date interest, (iii) fraudulent conveyance,
(iv) preferential transfer claims relating to certain pre-petition payments and transfers to or on behalf of the Noteholders, (v) the lien avoidance action commenced against the Lender Agent, (vi) lender liability, (vii) avoidance of certain guarantees issued by the Subsidiary Debtors, (viii) inter-creditor disputes, including subordination and subrogation claims and the enforceability of that certain intercreditor agreement between the Lenders and the Noteholders,
(ix) the Noteholders' opposition to and appeal from the Shareholder Settlement Approval Order and (x) the rights, liens and interests of the Lenders and the Noteholders in proceeds received or to be received by the Debtors in connection with the lawsuit captioned Maska U.S., Inc. v. Kansa et al., Doc. No. 5:93-CV-309 (the "Insurance Litigation"), which are deemed assigned to the Reorganized Debtors hereunder. On the Effective Date, all rights, claims, causes of action, avoiding powers, suits and proceedings which may exist against the Lenders or the Noteholders including, without limitation, those causes of action under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code shall be extinguished. On the Effective Date, all rights, claims, causes of action, suits and proceedings relating to post-Petition Date interest and subordination shall be extinguished. The distributions under the Plan take into account the relative priority of each Class in connection with any contractual subordination provisions relating thereto. Accordingly, the distributions under this Plan shall not be subject to levy, garnishment, attachment, or other legal process by any holder ("Senior Creditor") of a Claim or Equity Interest purporting to be entitled to the benefits of such contractual subordination. On the Effective Date, all Senior Creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and shall be permanently enjoined from enforcing or attempting to enforce any such rights with respect to the distributions under this Plan. On the Effective Date, the appeal from the Shareholder Settlement Approval Order filed by certain of the Noteholders shall be deemed dismissed with prejudice. The appealing Noteholders shall execute such documents as may be reasonably necessary to effectuate the foregoing dismissal. In addition, on the Effective Date all of the Lenders and Noteholders, rights, liens or interests, if any, in proceeds received or to be received by the Debtors or the Reorganized Debtors in connection with the Insurance Litigation shall be deemed assigned to the Reorganized Debtors and shall not be waived, discharged or released.

                                  ARTICLE XIII

                            MODIFICATION OF THE PLAN

     The Debtors may alter, amend, or modify the Plan under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date only upon the written consent of the Committee and the Lenders. Other than as to the provisions set forth in Articles XII or XIII of the Plan or the treatment of SLMI Common Stock Interests contained herein, the Debtors shall alter, amend, or modify the Plan under section 1127 of the Bankruptcy Code at the joint written direction of the Committee and the Lenders. After the Confirmation Date, the Debtors with the approval of the Lenders and the Committee or the Reorganized Debtors may institute proceedings in the Bankruptcy Court, as appropriate, to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, or to address such matters as may be necessary to carry out the purposes and effects of the Plan.

                                   ARTICLE XIV

                            RETENTION OF JURISDICTION

     The Bankruptcy Court shall retain and shall have exclusive jurisdiction over the Debtors' chapter 11 Cases and any and all proceedings therein including, without limitation, in respect of the following:

     14.A. CLAIMS. To determine any and all objections to the allowance of Claims.

     14.B. ESTIMATION. To determine any and all motions to estimate Claims.

     14.C. ASSUMPTION/REJECTION. To determine any and all pending applications for the rejection or assumption of executory contracts or unexpired leases to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear and determine, and if need be to liquidate, any and all Claims arising therefrom.

     14.D. ADVERSARY PROCEEDINGS. To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on or commenced after the Effective Date.

     14.E. MODIFICATIONS. To consider and approve any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court.

     14.F. DISPUTE RESOLUTION. To determine all controversies, suits and disputes that may arise in connection with the interpretation or consummation of the Plan or the obligations under the Plan of the Debtors or the Reorganized Debtors.

     14.G. PLAN. To hear and determine other issues presented or arising under the Plan, to issue any appropriate injunctions and orders and take all other actions in aid of execution, implementation or enforcement of the Plan and to enforce the Confirmation Order and/or the discharge, or the effect of such discharge, provided to the Debtors.

     14.H. COMPENSATION. To determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan.

     14.I. DISTRIBUTIONS. To ensure that distributions to holders of Allowed Claims and Equity Interests are accomplished as provided herein.

     14.J. ASSETS. To recover assets of the Debtors and property of their Estates, wherever located.

     14.K. TAXES. To hear and to determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

     14.L. FINAL DECREE. To enter a final decree closing the Cases.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     15.A. PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid in cash on or before the Effective Date.

     15.B. PLAN BINDING ON ALL PERSONS. Upon confirmation, the Plan shall be binding upon and inure to the benefit of the Debtors and their respective successors and assigns, and the holders of Claims and Equity Interests and their respective successors and assigns whether or not such holders voted to accept the Plan. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever as provided in this Plan.

     15.C. FEES AND EXPENSES. The reasonable and necessary professional fees and expenses incurred by the Debtors and the Reorganized Debtors from and after the Effective Date in connection with the consummation and implementation of the Plan shall be paid by the Reorganized Debtors in the ordinary course of business, without further order of the Bankruptcy Court, provided, however, that any unresolved dispute as to such professional compensation and reimbursement of expenses shall be submitted to (and resolved by) the Bankruptcy Court.

     15.D. COMMITTEES. The appointment of the Committee and its professionals and all obligations and responsibilities of the members of and professionals for the Committee shall terminate on the Effective Date; provided, however, the Committee's professionals shall remain appointed for the limited purpose of (i) filing and prosecuting a final application for professional compensation and reimbursement of expenses in these cases and (ii) prosecuting any Affiliate Lease Action.

     15.E. SHELF REGISTRATION. As soon as practicable after the Effective Date, Reorganized SLMI shall file, at its expense, the Shelf Registration Statement. Reorganized SLMI shall use its best efforts to have the Shelf Registration Statement declared effective as soon as practicable after such filing and to keep the Shelf Registration Statement continuously effective until the fourth anniversary of the effective date thereof. No securities other than Issued New Common Stock and New Senior Secured Notes shall be included in the Shelf Registration Statement unless the holders of a majority of the outstanding shares of the Issued New Common Stock consent to such inclusion. At the request of either the Lenders or the Committee, Reorganized SLMI shall file separate Shelf Registration Statements for the Issued New Common Stock and the New Senior Secured Notes. Reorganized SLMI shall also, if necessary, supplement or make amendments to the Shelf Registration Statement.

     15.F. HEADINGS. Headings are used in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

     15.G. NOTICES. Any notice to the Debtors or the Reorganized Debtors required or permitted to be provided under the Plan or the Disclosure Statement shall be in writing and shall be served by either (i) certified mail, return receipt requested, postage prepaid, (ii) hand delivery, or (iii) reputable overnight delivery service, freight prepaid, to be addressed as follows:

            SLM International, Inc.
            30 Rockefeller Plaza, Suite 4314
            New York, New York 10112
            Attn: Gerald B. Wasserman
                  John A. Sarto

                        - and -

            SLM International, Inc.
            7405 Trans Canada Hwy., Suite 300
            St. Laurent, Quebec
            Canada H4T IZ2
            Attn: Gerald B. Wasserman
                  Richard S. Levy, Esq.

      with copies to:

            Kasowitz, Benson, Torres & Friedman LLP
            1301 Avenue of the Americas
            New York, New York 10019
            Attn: David M. Friedman, Esq.
                  David S. Rosner, Esq.

                        - and -

            Young, Conaway, Stargatt & Taylor
            Rodney Square North
            P.O. Box 391
            Wilmington, Delaware 19899
            Attn: Laura Davis Jones, Esq.
                  Robert S. Brady, Esq.

                        - and -

            O'Melveny & Myers LLP
            Citicorp Center
            153 East 53rd Street
            New York, New York 10022
            Attn: Adam C. Harris, Esq.
                  Michael Friedman, Esq.

                        - and -

            Kramer, Levin, Naftalis & Frankel
            919 Third Avenue
            New York, New York 10022
            Attn: Kenneth H. Eckstein, Esq.
                  Paul S. Pearlman, Esq.

     15.H. GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or a specific agreement, document or instrument, the laws of the State of Delaware shall govern the construction and implementation of the Plan and, unless otherwise stated therein, any agreements, documents, and instruments executed in connection with the Plan.

     15.I. SATURDAY, SUNDAY, OR LEGAL HOLIDAY. If any payment, distribution or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment, distribution or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     15.J. FILING OF ADDITIONAL DOCUMENTS. On or before consummation of the Plan, the Debtors or the Reorganized Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

     15.K. PLAN CONTROLS. To the extent the Plan is inconsistent with the Disclosure Statement or any other document, agreement, pleading or understanding, the provisions of the Plan shall be controlling.

     15.L. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors, and/or the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

     15.M. SECTION 1146 EXEMPTION. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtors pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

     15.N. DEEMED PURCHASE OF ISSUED NEW COMMON STOCK. If a Subsidiary Debtor would otherwise recognize gain, for any tax purposes, on a distribution of Issued New Common Stock to holders of Allowed Claims, then immediately before such distribution, the Subsidiary Debtor will be treated as purchasing the Issued New Common Stock from SLMI for fair market value with cash contributed to the Subsidiary Debtor by SLMI.

     15.O. ALLOCATION TO PRINCIPAL. All distributions made pursuant to the Plan shall be deemed allocated first to principal, up to the full principal amount of a Claim, then to accrued interest if any.

     15.P. RESERVATION OF RIGHTS. If the Plan is not confirmed by the Bankruptcy Court or any other court of competent jurisdiction for any reason, the rights of all parties in interest in the Debtors' Cases are and shall be reserved in full. Any concession reflected or provision contained herein, if any, is made for purposes of the Plan only, and if the Plan does not become effective, no party in interest in the Cases shall be bound or deemed prejudiced by any such concession.

Dated:  New York, New York
        November 12, 1996

                                        Respectfully submitted,

                                        SLM INTERNATIONAL, INC.
                                        SPORT MASKA INC.
                                        MASKA U.S., INC.
                                        #1 APPAREL, INC.
                                        #1 APPAREL CANADA INC.
                                        ST. LAWRENCE MANUFACTURING CANADA INC.
                                        MITCHEL & KING SKATES LIMITED


                                        By:  /s/ JOHN A. SARTO
                                             ----------------------------
                                             Its:  Vice President

                                             30 Rockefeller Plaz
                                             Suite 4314
                                             New York, New York 10112
                                            (212) 332-1610

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